Exhibit 5.1

March 4, 2025

GameSquare Holdings, Inc.

6775 Cowboys Way, Ste. 1335

Frisco, Texas, USA

Re:	Registration Statement on Form S-3 Filed by GameSquare Holdings, Inc.

Ladies and Gentlemen:

We have acted as counsel for GameSquare Holdings, Inc., a Delaware corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of up to $100,000,000 in initial aggregate offering price of: (i) shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for shares of Common Stock; (iii) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for shares of Common Stock; (iv) depositary shares representing fractional interests in shares of Preferred Stock (the “Depositary Shares”); (v) warrants to purchase shares of Common Stock, Preferred Stock, Depositary Shares, or Debt Securities or any combination thereof (the “Warrants”); (vi) subscription rights to purchase shares of Common Stock, Preferred Stock, Depositary Shares, or Debt Securities or any combination thereof (the “Subscription Rights”); (vii) purchase contracts (the “Purchase Contracts”) to purchase securities at a future date or dates; and (viii) units consisting of one or more of the securities described in clauses (i) through (vii) above (the “Units”), in each case as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Subscription Rights, the Purchase Contracts and the Units are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

March 4, 2025

In connection with the opinions expressed herein, we have examined and relied upon copies of such documents, records, instruments, agreements, and matters of law as we have deemed relevant or necessary for purposes of this opinion, including, without limitation, (i) the Registration Statement, (ii) the Company’s Certificate of Incorporation, as amended to date, (iii) the Company’s Bylaws, as amended to date, (iv) records of meetings and consents of the Board of Directors (the “Board”) of the Company provided to us by the Company, (v) a certificate executed by an officer of the Company dated as of the date hereof, and (vi) such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations, and qualifications stated herein. With respect to such examination, we have assumed, but have not independently verified, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, the authenticity of the originals of those latter documents, the accuracy, completeness, and authenticity of certificates of public officials, and the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents. As to questions of fact material to this opinion, we have relied exclusively, without independent investigation or verification, upon the above-described documents and on certain representations of certain officers of the Company. With respect to our opinion as to the Securities, we have assumed that the consideration to be paid in connection with the sale of the Securities will be in accordance with the Registration Statement. Based on the foregoing, and subject to further limitations, qualifications, and assumptions set forth herein, we are of the opinion that:

The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

March 4, 2025

The Subscription Rights, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws and (vii) the Indenture and any Deposit Agreement, Warrant Agreement, Subscription Rights Agreement, Purchase Contract Agreement (each as defined below), Purchase Contract or Unit agreement will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company will issue and deliver the shares of the Preferred Stock being issued and delivered after either (i) the filing with the Secretary of State of the State of Delaware of a certificate of designation to the Certificate of Incorporation or (ii) the adoption by the Company’s Board of Directors of a resolution or resolutions, in each case, in a form approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued and delivered.

March 4, 2025

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that (i) an indenture with respect to such Debt Securities will have been authorized, executed and delivered by the Company and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares to be entered into between the Company and an entity (the “Depositary”) selected by the Company to act as depositary (the “Deposit Agreement”) and (ii) issued after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Deposit Agreement.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Subscription Rights, we have further assumed that: (i) the subscription rights agreement, approved by us, relating to the Subscription Rights (the “Subscription Rights Agreement”) to be entered into between the Company and an entity selected by the Company to act as the subscription rights agent (the “Subscription Rights Agent”) will have been authorized, executed and delivered by the Company and the Subscription Rights Agent and (ii) the Subscription Rights will be authorized, executed and delivered by the Company and the Subscription Rights Agent in accordance with the provisions of the Subscription Rights Agreement.

With respect to any Securities consisting of Purchase Contracts, we have further assumed that: (i) the purchase contract agreement, approved by us, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by the Company and the Purchase Contract Agent and (ii) the Purchase Contracts will be authorized, executed and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.

With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable Unit agreement, if any.

March 4, 2025

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America, the State of New York as to the enforceability of the Debt Securities and the General Corporation Law of the State of Delaware. We do not express any opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Opinion” in the prospectus included in the Registration Statement. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, or the Registration Statement. This opinion is given as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Baker & Hostetler LLP

BAKER & HOSTETLER LLP